Exhibit 99.2

CONTACTS:	Nautilus, Inc.	Sherborne Investors
	Ron Arp	Adam Miller/Tom Johnson
	(360) 859-2514	Abernathy MacGregor Group
(212) 371-5999
John Mills
(310) 954-1105

NAUTILUS, INC. AND SHERBORNE INVESTORS ANNOUNCE FINAL

RESULTS OF SPECIAL MEETING OF SHAREHOLDERS

Four Sherborne Investors Nominees to Join Three Incumbent Members on the

Nautilus Board of Directors

Vancouver, Wash. – December 31, 2007 – Nautilus, Inc. (NYSE: NLS) and Sherborne Investors LP said today that the voting results from the December 18, 2007 special meeting of shareholders confirmed that all four Sherborne Investors nominees have been elected to the Company’s Board of Directors. The final voting results, which were certified by IVS Associates, also showed that all of Sherborne Investors’ other proposals were passed.

Effective immediately, Edward Bramson, Gerard Eastman, Michael Stein and Richard Horn will join incumbent directors Robert Falcone, Ronald Badie and Marvin Siegert on the Company’s Board. Mr. Bramson was elected as Chairman at a meeting of the Board today and Mr. Falcone will remain as President and Chief Executive Officer. Mr. Siegert will remain as Audit Committee Chairman, Mr. Stein will be Chairman of the Compensation Committee and Mr. Horn will be Chairman of the Nominating and Governance Committee. Mr. Badie will remain as Lead Independent Director.

Edward Bramson said, “We appreciate the support of our fellow shareholders and look forward to working with the new Board and management to implement an effective strategy at Nautilus to return it to profitability and establish a platform for future growth.”

“I look forward to working with our newly reconstituted Board of Directors,” said Bob Falcone. “I believe very strongly in the future of this Company and am committed to implementing the necessary actions to restore it to sustainable growth.”

About Nautilus, Inc.

Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) is a global fitness products company providing innovative, quality solutions to help people achieve a healthy lifestyle. With a brand portfolio including Nautilus®, Bowflex®, Schwinn®Fitness, StairMaster®, Universal®, and Pearl iZUMi®, Nautilus manufactures and markets innovative fitness products through direct, commercial, retail, and international channels. Formed in 1986, the company had 2006 sales of $680 million. It has 1,450 employees and operations in Washington, Oregon, Colorado, Oklahoma, Illinois, Virginia, Canada, Switzerland, Germany, United Kingdom, Italy, China, Australia, and other locations around the world. Website: www.nautilusinc.com

Forward-Looking Statements

Certain statements contained herein are forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including statements concerning the success of efforts to improve the operating performance of Nautilus, Inc. (“Nautilus”) and the restoration of Nautilus to sustainable growth. Factors that could cause Nautilus’ actual results to differ materially from these forward-looking statements include Nautilus’ ability to effectively implement its turnaround strategy, the availability of media time and fluctuating advertising rates, a decline in consumer spending due to unfavorable economic conditions, Nautilus’ ability to effectively develop, market, and sell future products, Nautilus’ ability to get foreign sourced product through customs in a timely manner, Nautilus’ ability to effectively identify, negotiate and integrate any future strategic acquisitions, Nautilus’ ability to protect its intellectual property, the introduction of lower-priced competing products, unpredictable events and circumstances relating to international operations including Nautilus’ use of foreign manufacturers, government regulatory action, and general economic conditions. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.